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Exhibit 10.12

FORM OF STOCK TRANSFER AGREEMENT

[                , 2005]

RE:    Shares of Watson Wyatt & Company Holdings—Stock Transfer Agreement

        Watson Wyatt & Company Holdings ("WWCH") will be issuing shares of its Class A Common Stock ("Common Stock") in connection with the purchase by Watson Wyatt (UK) Acquisitions 2 Limited ("Purchaser"), a wholly-owned subsidiary of WWCH of certain assets and assumption of certain liabilities (the "Acquisition") of Watson Wyatt LLP ("WWLLP"). In connection with, and following consummation of, the Acquisition, Purchaser will assign certain assets and liabilities acquired in connection therewith to Watson Wyatt Limited ("WWL"), a wholly-owned indirect subsidiary of WWCH. We are asking you to enter into this Stock Transfer Agreement as a condition to your receipt of Common Stock in connection with the Acquisition.

        Capitalized terms that are not otherwise defined have the meanings set forth in Section 1 of Attachment A.

        By signing below, you hereby agree that you will not, without prior written consent of WWCH, Transfer any Covered Shares that you beneficially own except as permitted by, and in compliance with, this Stock Transfer Agreement. Any purported transfer of Covered Shares in violation of this Stock Transfer Agreement shall be void.

        The agreements set forth in this Stock Transfer Agreement apply to Covered Shares beneficially owned by any Covered Person. Covered Shares beneficially owned by WWLLP shall be subject to the WWLLP Transfer Restrictions set forth in Section 3 of Attachment A. Covered Shares beneficially owned by a Main Partner shall be subject to the Main Partner Transfer Restrictions.

        By signing below, you consent and agree to the entry of stop transfer orders against the Transfer of Covered Shares subject to Transfer Restrictions except in compliance with this Stock Transfer Agreement, and you authorize WWCH to cause WWCH's transfer agent to decline to Transfer Covered Shares except in compliance with this Stock Transfer Agreement. In the case of any Covered Shares for which you are the beneficial but not the record holder, you agree to cause the record holder to cause WWCH's transfer agent to decline to Transfer Covered Shares except in compliance with this Stock Transfer Agreement.

        The applicable Transfer Restrictions for uncertificated Covered Shares will be noted in our book-entry system. Any certificate representing Covered Shares shall bear a legend noted conspicuously upon such certificate substantially as follows: "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged or otherwise disposed of except in accordance with and subject to the terms and conditions of the Stock Transfer Agreement dated                    , 2005, and any applicable Joinder Agreement entered into by a Main Partner thereunder."

        You understand and agree that all Covered Shares beneficially owned by you shall be registered in the name of Salomon Smith Barney, as nominee for you, and shall be held in the custody of a custodian until expiration of all applicable Transfer Restrictions.

        This Stock Transfer Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

        You hereby represent and warrant that you have full power and authority to enter into this Stock Transfer Agreement, and that, upon request, you will execute any additional documents and take such further action as may be reasonably necessary to effect the provisions of this Stock Transfer Agreement. Your obligations under this Stock Transfer Agreement will be binding upon and inure to the benefit of your legal representatives, successors and assigns; provided, however, that neither this Stock Transfer Agreement nor any rights or obligations hereunder may be assigned without prior written consent of

WWCH, and any purported assignment without such consent shall be void. The parties agree that irreparable damage will result if this Stock Transfer Agreement is not specifically enforced or is breached. In addition to all other remedies, WWCH and WWL shall be entitled to injunctive and all other equitable relief, including a decree for specific performance, in accordance with the provisions hereof.

Very truly yours,

WATSON WYATT & COMPANY HOLDINGS		WATSON WYATT (UK) ACQUISITIONS 2 LIMITED
By:	Name: Walter W. Bardenwerper Title: Secretary	By:	Name: Title:
WATSON WYATT LIMITED
By:	Name: Title:

By the authorized signature below, Watson Wyatt LLP hereby agrees to be bound by the terms of this lock-up agreement.

Signature:
WATSON WYATT LLP
By:	Name: Title:	Date:

2

ATTACHMENT A

TRANSFER RESTRICTIONS

1.     Definitions

        Capitalized terms used in this Attachment A shall have the meanings ascribed below or, if not defined below, in the main body of this Stock Transfer Agreement:

        "Change in Control" shall have the meaning given in Section 6 of this Attachment A.

        "Closing" means the consummation of the Acquisition.

        "Common Stock" means shares of class A common stock of WWCH.

        "Contingent Covered Shares" means up to an aggregate of 1,950,000 shares of Common Stock that may be issued and delivered after the Closing pursuant to clauses 3.3 and 4 of the Purchase Agreement if the performance objectives set forth in clause 4 of the Purchase Agreement are satisfied.

        "Control" means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, or by contract or otherwise.

        "Covered Person" means WWLLP, each Main Partner and each of their respective Permitted Transferees.

        "Covered Shares" means shares of Common Stock issued in connection with the Acquisition that are beneficially owned by a Covered Person at the time in question (whether or not initially issued to such Covered Person at the Closing or Transferred to a Covered Person thereafter), but shall not include Excluded Shares. "Covered Shares" shall include Initial Covered Shares and Contingent Covered Shares. "Covered Shares" are subject to adjustment as follows:

  (a)  In the event that WWCH effects any stock split or reverse stock split or otherwise consolidates, sub-divides or re-organizes the Common Stock or makes any issue by way of capitalization to holders of Common Stock, the amount of Common Stock comprised in the "Covered Shares" will be proportionately adjusted upwards or downwards by such an amount (if any) to reflect the adjustment that would have been made to the Covered Shares if they had been owned by the Covered Person at the time of the relevant stock split, reverse stock split, consolidation, sub-division, re-organization or issue by way of capitalization, but only to the extent such securities are received in exchange for or in respect of Covered Shares.

  (b)  Except as provided in Section 6 of this Attachment A, in the event of any business combination, restructuring, recapitalization or other extraordinary transaction involving WWCH, its subsidiaries or any of their respective securities or assets as a result of which the holders of Covered Shares shall hold voting securities of a Person other than WWCH, this Stock Transfer Agreement shall continue in full force and effect with respect to such voting securities of such other Person formerly representing or distributed in respect of Covered Shares, and the terms "Covered Shares," "Common Stock" and "WWCH" (or "we") shall refer to and include such voting securities formerly representing or distributed in respect of Covered Shares and such Person, respectively.

        "Equity Partner" means each Equity Partner of WWLLP as defined in the Purchase Agreement who receives Common Stock pursuant to the Acquisition, but excluding any Retired Partner.

        "Equity Partner Trust" means those trusts to be established for the benefit of all Equity Partners for the purpose of distributing shares of Common Stock to individual Equity Partners pursuant to a plan of distribution adopted by the Main Partners.

        "Equity Partner Trust Shares" means the 1,258,000 shares of Common Stock that will be issued to WWLLP on the date of completion of the Acquisition, and subsequently distributed to Main Partners pursuant to the plan of distribution adopted by WWLLP, and then subsequently distributed by the Main Partners to the Equity Partner Trust.

        "Excluded Shares" means (i) shares of Common Stock held by a Covered Person on or before the date of the Stock Transfer Agreement; (ii) Equity Partner Trust Shares; and (iii) Retired Partner Shares.

        "Immediate Family" means the spouse, widow, widower, child or grandchild (including a child or grandchild by adoption and step-children).

        "Initial Covered Shares" means the 6,830,071 shares of Common Stock that will be issued to WWLLP on the date of completion of the Acquisition and on the succeeding two business days pursuant to clauses            of the Purchase Agreement, and subsequently distributed to Main Partners pursuant to the plan of distribution adopted by WWLLP.

        "Joinder Agreement" means a counterpart to this Stock Transfer Agreement in the form attached to the Stock Transfer Agreement as Attachment B.

        "Main Partner" means each Main Partner of WWLLP as defined in the Purchase Agreement who receives Common Stock pursuant to the Acquisition, but shall exclude any Retired Partner.

        "Main Partner Transfer Restrictions" means the restrictions on Transfer applicable to Covered Shares beneficially owned by Main Partners (or Permitted Transferees) set forth in Section 3 of this Attachment A and in the Joinder Agreement, pursuant to which:

  (i)
  approximately 30.9% of the Initial Covered Shares beneficially owned by a Main Partner shall be transferable without Transfer Restriction upon distribution to the Main Partner by WWLLP,

  (ii)
  approximately 34.1% of the Initial Covered Shares beneficially owned by a Main Partner shall be transferable without Transfer Restriction beginning at the first anniversary of Closing,

  (iii)
  all remaining Covered Shares beneficially owned by the Main Partner other than Contingent Covered Shares (totaling approximately 35.0% of the Initial Covered Shares beneficially owned by a Main Partner) shall be transferable without Transfer Restriction beginning at the second anniversary of Closing; and

  (iv)
  all remaining Covered Shares (including Contingent Covered Shares) beneficially owned by the Main Partner shall be transferable without Transfer Restriction beginning at the fourth anniversary of Closing.

        "Permitted Transfer" means a Transfer by a Covered Person (other than WWLLP) to a Permitted Transferee in accordance with Section 4 of this Attachment A.

        "Permitted Transferee" means any of the following: (i) any trustee of a trust, the beneficiary of which is a Covered Person and/or a member of a Covered Person's Immediate Family; (ii) any member of the Covered Person's Immediate Family, (iii) any partnership, limited liability company or similar entity that is wholly owned, directly or indirectly, by a Covered Person alone, or by the Covered Person and any member of such Covered Person's Immediate Family and/or any Person referred to in clause (i) above, which is Controlled by a Covered Person, (iv) any corporation (including, without limitation, any subsidiary or sub-subsidiary of any such corporation) which is wholly owned, directly or indirectly, by a Covered Person alone or by the stockholder and any one or more Persons referred to in clauses (i)-(iii) above and which is Controlled by the Covered Person, and (v) WWCH.

        "Person" means an individual, partnership, corporation, limited liability company, trust or other entity of whatever nature.

        "Purchase Agreement" means the Business Transfer Agreement among Purchaser, The Wyatt Company Holdings Limited, WWCH and WWLLP, dated April 15, 2005.

        "Retired Partner" means a Main Partner, who had, as of April 30, 2004, retired from WWLLP.

        "Retired Partner Shares" means the 900,000 shares of Common Stock that will be issued to WWLLP on the date of completion of the Acquisition, and subsequently distributed to Retired Partners pursuant to the plan of distribution adopted by WWLLP, and then subsequently distributed by the Main Partner to Retired Partners or used to fund annuity arrangements a relation to these Retired Partners pursuant to the plan of distribution adopted by WWLLP.

        "Second Anniversary Shares" means the Initial Covered Shares beneficially owned by a Main Partner that are not transferable hereunder without Transfer Restrictions until the second anniversary of Closing (totaling approximately 35.0% of the Initial Covered Shares beneficially owned by a Main Partner).

        "Transfer" means any sale, assignment, transfer, pledge, hypothecation, gift or other disposition, whether direct or indirect, whether or not for value, and shall include any offer or agreement to sell and any disposition of the economic or other risks of ownership, including short sales, option transactions and hedging or insurance transactions.

        "Transfer Restrictions" means the WWLLP Transfer Restrictions and the Main Partner Transfer Restrictions.

        "WWLLP Transfer Restrictions" means the restrictions on Transfer applicable to Covered Shares beneficially owned by WWLLP set forth in Section 2 of this Attachment A.

2.    WWLLP Transfer Restrictions.    WWLLP shall not at any time prior to the fourth anniversary of Closing, Transfer any Covered Shares beneficially owned by WWLLP to any Person other than a Main Partner, each of whom shall have, prior to such Transfer of Covered Shares, signed the applicable Joinder Agreement.

3.    Main Partner Transfer Restrictions.    Except for Permitted Transfers, no Main Partner may Transfer any Covered Shares beneficially owned by such Main Partner to any Person, except as set forth on Schedule 1 to the applicable Joinder Agreement. For the avoidance of doubt:

  (a)  Main Partners may not Transfer any Second Anniversary Shares to any Person (whether a Permitted Transferee or not) before the second anniversary of Closing;

  (b)  Main Partners may not Transfer any Contingent Covered Shares to any Person (whether a Permitted Transferee or not) before the third anniversary of the Closing;

  (c)  the Transfer Restrictions shall not apply with respect to the Equity Partner Trust Shares or the Retired Partner Shares, and the Main Partners shall be permitted at any time to Transfer the Equity Partner Trust Shares to the Equity Partner Trust, and to Transfer the Retired Partner Shares to the Retired Partners.

4.    Permitted Transfers.    Notwithstanding anything herein to the contrary, a Covered Person may Transfer Covered Shares to a Permitted Transferee, subject to the requirements set forth in this Agreement; provided, however, that Main Partners may not Transfer (a) any Second Anniversary Shares to a Permitted Transferee before the second anniversary of Closing, or (b) any Contingent Covered Shares to a Permitted Transferee before the third anniversary of the date on which the Contingent Covered Shares are issued to Main Partners.

5.    Conditions to Transfers.    As a condition to any Transfer of Covered Shares beneficially owned by a Covered Person in accordance with this Agreement and before consummating any such Transfer, any transferee to whom Covered Shares are proposed to be Transferred (i) must execute a Joinder Agreement (which shall attach a Schedule 1 that accurately reflects the Transfer Restrictions applicable to the Covered Shares proposed to be transferred) and (ii) deliver a copy of the executed Joinder Agreement to the Corporate Secretary of WWCH.

6.    Change in Control.    Notwithstanding anything to the contrary herein, upon a Change in Control described herein, all Transfer Restrictions shall immediately lapse and shall be of no further force or effect. For purposes of this Section 6, a "Change in Control" shall be deemed to have occurred upon the occurrence of any one of the following events: (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of WWCH and its subsidiaries, taken as a whole, to any other "person" or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a creation of a holding company that does not involve a change in the beneficial ownership of WWCH; (b) the adoption of a plan relating to the liquidation or dissolution of WWCH; (c) any "person" or "group" is or becomes the "beneficial owner" (as defined in rules 13d-3 and 13d-5 under the Exchange Act (except that a person shall be deemed to have beneficial ownership of all shares that such Person has a right to acquire, whether such right is exercisable immediately or after 60 days), directly or indirectly of more than 50% of the voting power of the voting stock of WWCH by way of purchase, merger or consolidation or otherwise; or (d) the merger or consolidation with or into another Person or merger of another Person into WWCH with the effect that immediately after that transaction the existing stockholders of the WWCH immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation.

ATTACHMENT B

JOINDER AGREEMENT

        This evidences the agreement of the undersigned (the "Transferee") to the terms and provisions of the Stock Transfer Agreement among Watson Wyatt & Company Holdings ("WWCH"), Watson Wyatt (UK) Acquisitions 2 Limited ("Purchaser"), and Watson Wyatt Limited ("WWL") and Watson Wyatt LLP ("WWLLP"), dated as of            , 2005 (the "Stock Transfer Agreement"), as if Transferee were originally a party thereto, as a condition to the transfer to Transferee of the Covered Shares (as defined in the Stock Transfer Agreement)(the "Applicable Covered Shares"). All of the terms and provisions of the Stock Transfer Agreement (including applicable definitions) are hereby incorporated by reference.

        Transferee hereby represents and warrants that at the date of signature Transferee is:

  ☐
  a Main Partner

  ☐
  a Permitted Transferee of a Main Partner

Transferee understands and agrees that the Applicable Covered Shares are subject to the Transfer Restrictions set forth in the Stock Transfer Agreement, as applicable, and that the Applicable Covered Shares may not be Transferred except in accordance with the Stock Transfer Agreement.

        Upon execution of this Joinder Agreement, the Stock Transfer Agreement shall become a binding agreement among Transferee, WWCH, Purchaser, WWL and WWLLP, enforceable against Transferee in accordance with its terms, without further action by any party. Transferee agrees to deliver to the Corporate Secretary of WWCH a copy of this executed Joinder Agreement before any Transfer to Transferee of Covered Shares. This Joinder Agreement may not be assigned without the prior written consent of WWCH and any purported assignment without such consent shall be void.

        IN WITNESS WHEREOF, the undersigned Transferee has executed and delivered this Joinder Agreement as of the            day of                        , 200    .

Transferee:
By:	Name: Title:

SCHEDULE I

APPLICABLE TRANSFER RESTRICTIONS

This Schedule shall set forth, with respect to the applicable category of Covered Person executing the related Joinder Agreement, the Covered Shares subject to applicable Transfer Restrictions along with the schedule detailing the expiration of the applicable Transfer Restrictions.

For Main Partners, this Schedule I shall set forth the number of shares that are:

  •
  Transferable Upon Distribution to Main Partner by WWLLP:            shares of Common Stock [i.e., 30.9% of the Initial Covered Shares Transferred by WWLLP to a Main Partner].

  •
  Transferable at First Anniversary of Closing:            shares of Common Stock [i.e., 34.1% of the Initial Covered Shares Transferred by WWLLP to a Main Partner].

  •
  Transferable at Second Anniversary of Closing and not Transferable to Permitted Transferees until Second Anniversary of Closing:            shares of Common Stock [i.e., all remaining Covered Shares beneficially owned by a Main Partner other than any Contingent Covered Shares, i.e., 35.0% of the Initial Covered Shares Transferred by WWLLP to a Main Partner].

  •
  Transferable at Fourth Anniversary of Closing and not Transferable to Permitted Transferees until the Third Anniversary of Closing: any Contingent Covered Shares allocated to such Main Partner.

  •
  Transferable As Equity Partner Trust Shares to the Equity Partner Trust:            shares of Common Stock [i.e., excluded Shares that are not subject to the Transfer Restrictions and may be Transferred at any time.]

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ATTACHMENT A TRANSFER RESTRICTIONS
ATTACHMENT B JOINDER AGREEMENT
SCHEDULE I APPLICABLE TRANSFER RESTRICTIONS